SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): December 27, 2005

                         VOLT INFORMATION SCIENCES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


          New York                       1-9232                 13-5658129
-----------------------------       ----------------      ----------------------
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
      of Incorporation)               File Number)          Identification No.)


560 Lexington Avenue, New York, New York                                10022
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(Address of Principal Executive Offices)                            (Zip Code)

                                 (212) 704-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
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             (a) On December  27, 2005 the  Registrant,  Gatton Volt  Consulting
Group Limited, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. entered into a Consent, Waiver and Second Amendment
(the "Second Amendment") to the Second Amended and Restated Credit Agreement dated as of April 11, 2005, among such parties (as amended, the "Credit Agreement") consenting to the consummation of the acquisition by Volt Delta Resources LLC ("Volt Delta") of the twenty-four (24%) percent interest of Nortel Networks, Inc. ("Nortel") in it and modifying certain of the financial covenants contained in the Credit Agreement and increasing the amount of financing permitted under the Registrant's Receivables Purchase Agreement.

             (b) As described in greater detail in Item 2.01, on December 28, 2005, the Registrant's subsidiary, Volt Delta, the Registrant and certain of its other subsidiaries have amended the Members' Agreement, dated as of August 2, 2004, with Nortel to purchase Nortel's twenty-four (24%) percent interest in Volt Delta.

Item 2.01.  Completion of Acquisition or Disposition of Assets.
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             (a) On December 28, 2005, Volt Delta,  seventy-six (76%) percent of the membership interest of which is owned by the Registrant, acquired the remaining twenty-four (24%) percent interest from Nortel pursuant to a Letter of Agreement dated December 28, 2005 among Volt Delta, the Registrant, certain of its other subsidiaries and Nortel (the "Letter of Agreement"). The purchase price was approximately $56.4 million. In addition, Volt Delta distributed to Nortel excess cash of approximately $5.4 million. At the closing Volt Delta paid Nortel $25 million and issued its promissory note for $36.750 million (the "Note") to Nortel. The Note is payable on February 15, 2006 and is secured by the purchased membership interest. There were no material relationships between Nortel and the Registrant, any of its affiliates, any officer or director of the Registrant or any associate of any such person preceding the entering into of the Members' Agreement and related documents dated as of August 2, 2004. A copy of the press release issued by Volt is attached as Exhibit 99.4 and is incorporated herein by reference.

              (b) On December 30, 2005 the Registrant's wholly-owned subsidiary, Volt Delta GmbH completed the acquisition of the stock of varetis solutions GmbH from varetis AG pursuant to an agreement dated November 1/2, 2005 (the "Agreement") previously described in the Registrant's Current Report on Form 8-K dated November 3, 2005. The purchase price was 20.8 million Euros, which was paid at the closing. There were no material relationships between varetis AG and the Registrant, any of its affiliates, any officer or director of the Registrant or any associate of any such person. A copy of the press release issued by Volt is attached as Exhibit 99.5 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
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              (d)  Exhibits

99.1 Consent, Waiver and Second Amendment dated December 27, 2005 to the Second Amended and Restated Credit Agreement dated as of April 11, 2005 among the Registrant, Gatton Volt Consulting Group Limited, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A.

99.2 Letter of Agreement dated December 28, 2005 among Volt Delta Resources LLC, the Registrant, certain other subsidiaries of the Registrant and Nortel Networks, Inc.

99.3 Promissory Note dated December 28, 2005 issued by Volt Delta Resources LLC to Nortel Networks, Inc.

99.4 Press Release dated December 29, 2005 issued by the Registrant.

99.5 Press Release dated January 3, 2006 issued by the Registrant.


                                S I G N A T U R E
                                -----------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VOLT INFORMATION SCIENCES, INC.


Date  January 4, 2006                By: /s/ James J. Groberg
                                         ---------------------------------------
                                         James J. Groberg, Senior Vice President